Exhibit 10.1

AMENDMENT NO. 3, dated as of May 2, 2007 (this “Amendment”) to the Credit and Guaranty Agreement, dated as of May 18, 2005, as modified by Amendment No. 1 dated as of February 8, 2006 and by Amendment No. 2 dated as of December 22, 2006 (as so amended, the “Credit Agreement”), by and among Xerium Technologies, Inc. (“Xerium”), a Delaware corporation, XTI LLC (“XTI”), a Delaware limited liability company, Xerium Italia S.p.A. (“Italia SpA”), an Italian società per azioni, Stowe-Woodward/Mount Hope Inc. (“Stowe-Woodward”), a New Brunswick (Canada) corporation, Weavexx Corporation (“Weavexx”), a New Brunswick (Canada) corporation, Huyck Austria GmbH (“Huyck Austria”), an Austrian limited liability company, and Xerium Germany Holding GmbH (“Germany Holdings”), a German limited liability company (each of Xerium, XTI, Italia SpA, Stowe-Woodward, Weavexx, Huyck Austria and Germany Holdings, individually, a “Borrower” and, collectively, the “Borrowers”), certain Subsidiaries of the Borrowers, as Guarantors, the Banks party hereto from time to time, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Joint Lead Arrangers and Lead Bookrunners, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Syndication Agents, Citicorp North America, Inc., as Administrative Agent (together with its permitted successors, in such capacity, “Administrative Agent”) and Citicorp North America, Inc., as Collateral Agent.

W I T N E S S E T H :

WHEREAS, Xerium has requested certain amendments to the Credit Agreement and the Banks and the Administrative Agent are willing, on the terms and subject to the conditions set forth below, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

ARTICLE I AMENDMENTS

SECTION 1.1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 1.2. Effectiveness. The Credit Parties, the Banks and the Administrative Agent agree that the following amendments to the Credit Agreement in this Article I shall become effective, unless otherwise provided, on the date the conditions precedent set forth in Article IV have been satisfied or waived.

SECTION 1.3. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

(a) inserting the following definitions in appropriate alphabetical order in Section 1.1:

“Amendment No. 3” means Amendment No. 3, dated as of May 2, 2007, to the Agreement.

“Amendment No. 3 Effective Date” means the date on which the conditions precedent set forth in Article IV of Amendment No. 3 have been satisfied or waived in accordance with Section 10.6 of the Agreement.

“Applicable EC Percentage” means with respect to Fiscal Year 2007 an amount equal to 40% of the Excess Cash for such Fiscal Year, with respect to Fiscal Year 2008 an amount equal to 27.5% of the Excess Cash for such Fiscal Year and with respect to each other Fiscal Year an amount equal to 50% of the Excess Cash for such Fiscal Year.

“Consolidated Investment Expenditures” means with respect to any Fiscal Year an amount equal to the sum of (a) Consolidated Capital Expenditures incurred in such Fiscal Year, (b) the aggregate consideration paid in respect of Permitted Acquisitions in such Fiscal Year, (c) the aggregate amount of Consolidated Cash Restructuring and Growth Program Costs incurred in such Fiscal Year, (d) the aggregate amount of investments in Subsidiaries which are not wholly owned, directly or indirectly, by any Borrower made in accordance with Section 6.9(h) in such Fiscal Year and (e) the aggregate amount of investments in Excluded Subsidiaries made in accordance with Section 6.7(k) in such Fiscal Year.

“Dividend Rate” as defined in Section 6.19.

“Dividend Reinvestment Plan” means the Dividend Reinvestment Plan dated February 20, 2007 in respect of the Common Stock.

“Excess Cash” means Pre-Dividend Free Cash Flow minus actual dividend payments made or to be made with respect to the applicable period excluding the amount of dividends applied to newly-issued or treasury shares of Common Stock pursuant to the Dividend Reinvestment Plan.

“Excluded Subsidiary” means any wholly owned or majority owned and controlled direct or indirect Subsidiary of Xerium, as to which (a) the Board of Directors of Xerium has designated such Subsidiary as an Excluded Subsidiary, and Xerium has provided written notice to the Administrative Agent in reasonable detail of such designation within ten (10) Business Days prior to the designation thereof, (b) such Subsidiary has never been a Non-Excluded Subsidiary of Xerium after previously being an Excluded Subsidiary, (c) such Subsidiary has never been a Credit Party and (d) such Subsidiary does not own any Capital Stock of, or own or hold any lien, security interest or encumbrance on, any property of Xerium or any of its Non-Excluded Subsidiaries; provided, that no Subsidiary shall be subsequently designated as an Excluded Subsidiary if any Default or Event of Default has occurred and is continuing, or would exist immediately after giving effect to such designation.

“Growth Programs” means programs intended to increase productivity and economic efficiency or the market share capacity of Xerium and its Subsidiaries, reduce cost structure, improve equipment utilization or provide additional regional capacity to better serve growth markets.

“Non-Excluded Subsidiary” means any Subsidiary that is not an Excluded Subsidiary.

(b) deleting the definitions of “Cash Collateral Account”, “Consolidated Capital Expenditures”, “Consolidated Cash Restructuring Costs”, “Consolidated Restructuring Costs” and “Material Subsidiary” in their entirety and inserting in their place, respectively, the following:

“Cash Collateral Account” means a deposit account maintained by the Borrowers with the Administrative Agent for the purpose of holding deposits of Net Insurance/Condemnation Proceeds that are allowed to be reinvested by the Borrowers in accordance with Section 2.14(b); provided that the Administrative Agent shall require any deposits remaining in such deposit account for three hundred sixty (360) days to be applied by the Borrowers to repay Loans, in each case, to the extent required by and in a manner consistent with Section 2.15(b).

“Consolidated Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis; provided, that for the determination of Pre-Dividend Free Cash Flow the amount of Consolidated Capital Expenditures deducted pursuant to clause (B)(iii) of that definition shall not exceed $44.0 million in Fiscal Year 2005 in the aggregate, $48.6 million in Fiscal Year 2006 in the aggregate, $52.2 million in Fiscal Year 2007 in the aggregate, $47.8 million in Fiscal Year 2008 in the aggregate, $44.0 million in Fiscal Year 2009 in the aggregate, $50.0 million in Fiscal Year 2010 in the aggregate and $50.0 million in Fiscal Year 2011 in the aggregate.

“Consolidated Cash Restructuring and Growth Program Costs” means, with respect to any Person for any period, any restructuring costs and Growth Program costs paid in Cash for such Person and its Subsidiaries resulting from the restructuring activities of such Person and its Subsidiaries; provided, that for the determination of Pre-Dividend Free Cash Flow such Consolidated Cash Restructuring and Growth Program Costs do not exceed $7.1 million in Fiscal Year 2005 in the aggregate, $1.0 million in Fiscal Year 2006 in the aggregate, $5.0 million in Fiscal Year 2007 in the aggregate and $5.0 million in the aggregate in any Fiscal Year thereafter.

“Consolidated Restructuring and Growth Program Costs” means, with respect to any Person for any period, any restructuring or related impairment costs and Growth Program costs for such Person and its Subsidiaries resulting from the restructuring activities of such Person and its Subsidiaries, provided, that the amount of such costs for (i) Fiscal Year 2005 shall not exceed $11.0 million in the aggregate, (ii) Fiscal Year 2006 shall not exceed $4.0 million in the aggregate, (iii) Fiscal Year 2007 shall not exceed $12.0 million in the aggregate and (iv) any Fiscal Year thereafter shall not exceed $5.0 million in the aggregate.

“Material Subsidiary” means (i) each Borrower and Guarantor; and (ii) any other direct or indirect Subsidiary of Xerium’s (other than an Excluded Subsidiary), the profit from ordinary activities before interest, goodwill, amortization, taxation and exceptional items or gross assets of which exceeds 4% of the consolidated profit from ordinary activities before interest, goodwill, amortization, taxation and exceptional items or gross assets of Xerium and its Subsidiaries on a consolidated basis, and for this purpose the calculation of profit from ordinary activities before interest, goodwill, amortization, taxation and exceptional items or gross assets shall: (a) be made in accordance with GAAP; (b) in the case of a company which itself has Subsidiaries, be made by using the consolidated profit from ordinary activities before interest, goodwill, amortization, taxation and exceptional items or gross assets, as the case may be, of it and its Subsidiaries; and (c) be made by reference to the latest available quarterly financial information of the relevant Subsidiary of Xerium and its Subsidiaries on a consolidated basis.

(c)	deleting the definition of “Brazil Expansion Capex” in its entirety.

(d) deleting clause (v) in the definition of “Adjusted EBITDA” in its entirety and replacing it with “(v) Consolidated Restructuring and Growth Program Costs,”.

(e) deleting clause (iii)(IV) in the definition of “Pre-Dividend Cash Flow” in its entirety.

(f) deleting clause (iv) in the definition of “Pre-Dividend Cash Flow” in its entirety and replacing it with “(iv) Consolidated Cash Restructuring and Growth Program Costs,”.

SECTION 1.4. Amendment to Section 2.14(a). Section 2.14(a) is hereby amended by deleting it in its entirety and inserting in its place the following:

(a) Asset Sales. Other than in respect of Stowe-Woodward B Term Loan and Weavexx B Term Loan, no later than the first Business Day following the date of receipt by Xerium or any of its Subsidiaries of any Net Asset Sale Proceeds (but not including Excluded Sale Proceeds and the first $10,000,000 of Net Asset Sale Proceeds other than Excluded Sale Proceeds in the aggregate received after the Closing Date), each Borrower shall prepay the Loans and/or the Tranche 1 Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, each Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred and sixty-five (365) days of receipt thereof in long term productive assets of the general type used in the business of Xerium and its Subsidiaries, which assets need not be of the same type as the assets sold or otherwise disposed of to generate such Net Asset Sale Proceeds; provided, further, so long as no Default or Event of Default shall have occurred and be continuing, each Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds resulting from Asset Sales permitted under Section 6.9(g) in Consolidated Investment Expenditures within three hundred and sixty-five (365) days of receipt thereof.

SECTION 1.5. Amendment to Section 2.14(e). Section 2.14(e) is hereby amended by deleting it in its entirety and inserting in its place the following:

(e) Excess Cash. Subject to Section 2.14(h), in the event that there shall be Excess Cash for any Fiscal Year (commencing with Fiscal Year 2006), each Borrower shall, no later than ninety days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to the Applicable EC Percentage for such Fiscal Year.

SECTION 1.6. Amendment to Section 6.5(b). Section 6.5(b) is hereby amended by deleting it in its entirety and inserting in its place the following:

(b) so long as no Default or Event of Default has occurred and is continuing, (i) during the period commencing on the Closing Date through but not including December 31, 2006, Xerium may declare and pay dividends to the holders of Common Stock quarterly on each Dividend Payment Date (commencing as of the Dividend Payment Date which occurs in the first full Fiscal Quarter after the Closing Date) in an aggregate amount not to exceed $10 million per Fiscal Quarter, (ii) for the Dividend Payment Date that falls on March 15, 2007, Xerium may declare and pay dividends to the holders of Common Stock in an amount not to exceed 11.25% of Xerium’s Pre-Dividend Free Cash Flow for the four Fiscal Quarters ended immediately prior to the payment of such dividends and for which a Compliance Certificate has been delivered, (iii) for the Dividend Payment Dates that fall on June 15, 2007, September 15, 2007, December 15, 2007, March 15, 2008, June 15, 2008, September 15, 2008 and December 15, 2008 (collectively, the “2007 and 2008 Dividend Payment Dates”), Xerium may declare and pay dividends to the holders of Common Stock quarterly on each 2007 and 2008 Dividend Payment Date in an amount not to exceed the lesser of (a) 11.25% of Xerium’s Pre-Dividend Free Cash Flow for the four Fiscal Quarters ended immediately prior to the payment of such dividends and for which a Compliance Certificate has been delivered and (b) an amount equal to the product of the Dividend Rate and the sum of (1) the amount of outstanding shares of Common Stock issued as of the Amendment No. 3 Effective Date, (2) any shares of Common Stock issued pursuant to the Dividend Reinvestment Plan and (3) shares of Common Stock issued in the ordinary course of business in connection with employee and director compensation (such amount, the “Authorized Dividend Amount”) and (iv) during the period commencing on December 31, 2008 and thereafter, Xerium may declare and pay dividends to the holders of Common Stock quarterly on each Dividend Payment Date (commencing as of the Dividend Payment Date which occurs in the first full Fiscal Quarter after December 31, 2008) in an amount not to exceed the lesser of (a) one quarter of 75.0% of Xerium’s Pre-Dividend Free Cash Flow for the four Fiscal Quarters ended immediately prior to the payment of such dividends and for which a Compliance Certificate has been delivered and (b) the Authorized Dividend Amount; provided that any amount of dividends applied to newly-issued or treasury shares of Common Stock of Xerium pursuant to the Dividend Reinvestment Plan shall not be treated as dividends paid and declared for the purposes of clauses (ii) (iii) and (iv) of this Section 6.5(b); and

SECTION 1.7. Addition of Sections 6.7(k), (l) and (m). Section 6.7 is hereby amended by deleting the word “and” in clause (i) thereof and by adding new clauses (k), (l) and (m) reading as follows:

(k) Investments in Excluded Subsidiaries in an amount not to exceed $30,000,000 in the aggregate during the period commencing on March 31, 2007 and ending on May 17, 2012;

(l) Investments in Subsidiaries which are not wholly owned directly or indirectly, by any Borrower in an amount, when combined with the amount of acquisitions permitted pursuant to Section 6.9(h), not to exceed $40,000,000; and

(m)(i) intercompany loans made by Non-Excluded Subsidiaries to Excluded Subsidiaries and (ii) guaranties by Non-Excluded Subsidiaries of Indebtedness of Excluded Subsidiaries which amount when combined with the amount of Investments made in Excluded Subsidiaries pursuant to clause (k) of this Section 6.7 does not exceed $30,000,000 in the aggregate during the period commencing on March 31, 2007 and ending on May 17, 2012.

SECTION 1.8. Amendment to Section 6.8(a). Section 6.8(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in its place the following:

(a) Interest Coverage Ratio. Xerium shall not permit the Interest Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Interest Coverage Ratio
September 30, 2005	3.50:1.00
December 31, 2005	3.50:1.00
March 31, 2006	3.50:1.00
June 30, 2006	3.50:1.00

Fiscal Quarter	Interest Coverage Ratio
September 30, 2006	3.50:1.00
December 31, 2006	3.50:1.00
March 31, 2007	3.25:1.00
June 30, 2007	3.25:1.00
September 30, 2007	3.25:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.50:1.00
June 30, 2008	3.50:1.00
September 30, 2008	3.50:1.00
December 31, 2008	3.50:1.00
March 31, 2009	3.50:1.00
June 30, 2009	3.50:1.00
September 30, 2009	3.75:1.00
December 31, 2009	3.75:1.00
March 31, 2010	3.75:1.00
June 30, 2010	4.00:1.00
September 30, 2010	4.00:1.00
December 31, 2010	4.00:1.00
March 31, 2011	4.25:1.00
June 30, 2011	4.25:1.00
September 30, 2011	4.50:1.00
December 31, 2011	4.50:1.00
March 31, 2012	4.50:1.00

SECTION 1.9. Amendment to Section 6.8(c). Section 6.8(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in its place the following:

(c) Fixed Charge Coverage Ratio. Xerium shall not permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Fixed Charge Coverage Ratio
September 30, 2005	1.75:1.00
December 31, 2005	1.75:1.00
March 31, 2006	1.75:1.00
June 30, 2006	1.75:1.00
September 30, 2006	1.75:1.00
December 31, 2006	1.75:1.00
March 31, 2007	1.80:1.00
June 30, 2007	1.80:1.00
September 30, 2007	1.80:1.00
December 31, 2007	1.80:1.00
March 31, 2008	1.85:1.00
June 30, 2008	1.85:1.00
September 30, 2008	1.85:1.00
December 31, 2008	1.85:1.00
March 31, 2009	1.85:1.00
June 30, 2009	1.85:1.00
September 30, 2009	1.85:1.00
December 31, 2009	1.85:1.00
March 31, 2010	1.85:1.00
June 30, 2010	1.85:1.00
September 30, 2010	1.85:1.00
December 31, 2010	1.85:1.00
March 31, 2011	1.85:1.00
June 30, 2011	1.85:1.00
September 30, 2011	1.85:1.00
December 31, 2011	1.85:1.00
March 31, 2012	1.85:1.00

SECTION 1.10. Amendment to Section 6.8(d). Section 6.8(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in its place the following:

(d) Maximum Consolidated Investment Expenditures. Xerium shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Investment Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Xerium and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (exclusive of Incremental Permitted Capital Expenditures and capital expenditures paid with Net Insurance/Condemnation Proceeds in accordance with Section 2.14(b)):

Fiscal Year	Consolidated Investment Expenditures
2007	$80,700,000
2008	$74,300,000
2009	$70,500,000
2010	$76,500,000
2011	$76,500,000

provided, that the amount of Consolidated Investment Expenditures may be increased by an amount not to exceed $20,000,000 per Fiscal Year and $50,000,000 in the aggregate during the period commencing on March 31, 2007 and ending on May 17, 2012 with the Net Asset Sale Proceeds resulting from Asset Sales made in pursuant to Section 6.9(g) and applied in accordance with Section 2.14(a); provided, further, that the amount shown above for each Fiscal Year, commencing Fiscal Year 2008, shall be increased by the amount, if any, by which the amount permitted for the immediately preceding Fiscal Year (including amounts added by virtue of this proviso) exceeded actual Consolidated Investment Expenditures for such preceding Fiscal Year.

SECTION 1.11. Amendment to Section 6.9(e). Section 6.9 is hereby amended by deleting clause (e) in its entirety and replacing it with the following:

(e) Permitted Acquisitions;

SECTION 1.12. Addition of Section 6.9(g). Section 6.9 is hereby further amended by adding a new clause (g) reading as follows:

(g) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non Cash proceeds), when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year pursuant to this clause (g), do not exceed $20,000,000 per Fiscal

Year and $50,000,000 in the aggregate from March 31, 2007 through May 17, 2012; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of such Credit Party (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a); and

SECTION 1.13. Addition of Section 6.9(h). Section 6.9 is hereby further amended by adding a new clause (h) reading as follows:

(h) acquisitions of Subsidiaries which are not wholly owned (but must be majority owned and controlled), directly or indirectly, by any Borrower; provided that the aggregate consideration paid for such Subsidiaries after March 31, 2007 shall not exceed $40,000,000; provided, further, that such acquisitions shall satisfy all the requirements set forth in the definition of “Permitted Acquisition” (other than the requirement set forth in clause (iii) in the definition thereof).

SECTION 1.14. Addition of Section 6.18. Section 6 is hereby amended by adding a new Section 6.18 reading as follows:

6.18 Excluded Subsidiaries. (a) Notwithstanding anything to the contrary contained in this Agreement, Excluded Subsidiaries shall not be subject to the covenants set forth in Sections 6.1 through 6.7 and 6.9 through 6.17.

(b) All Indebtedness incurred by an Excluded Subsidiary shall be without recourse to Xerium or any of its Non-Excluded Subsidiaries, except to the extent that a guarantee of such Indebtedness is permitted under Section 6.7(m).

(c) No Indebtedness incurred by any Excluded Subsidiary shall be secured by a Lien on property of Xerium or any of the Non-Excluded Subsidiaries.

(d) Notwithstanding anything to the contrary contained in this Agreement, no Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or proceeds from the issuance of any Indebtedness received by any Excluded Subsidiary shall be subject to the provisions of Section 2.14(a), 2.14(b), 2.14(c) or 2.14(d).

(e) For purposes of calculating financial covenants set forth in Sections 6.8(a), (b), (c), (d) and Pre-Dividend Free Cash Flow (other than dividends or distributions made to Non-Excluded Subsidiaries), the financial results of Excluded Subsidiaries shall not be consolidated with the financial results of Xerium and its Non-Excluded Subsidiaries; provided that for purposes of Section 6.8(b), the Indebtedness of Excluded Subsidiaries shall not be consolidated with the Indebtedness of Xerium and its Non-Excluded Subsidiaries.

(f) No transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) between an Excluded Subsidiary and Xerium and its Non-Excluded Subsidiaries shall be permitted on terms that are less favorable to Xerium or that Non-Excluded Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Excluded Subsidiary.

SECTION 1.15. Addition of Section 6.19. Section 6 is hereby amended by adding a new Section 6.19 reading as follows:

6.19 Dividend Reduction. Xerium will reduce the quarterly dividend payable on its Common Stock to $0.1125 per share (the “Dividend Rate”) and will not increase the dividend payable on its Common Stock to an amount greater than the Dividend Rate. The Dividend Rate shall be adjusted appropriately for stock splits and reverse stock splits.

ARTICLE II

FEES

SECTION 2.1. Fees. Xerium agrees to pay to each Bank executing and delivering (by telecopy or otherwise) this Amendment, on or before 5:00 P.M., New York time, May 2, 2007, an amendment fee equal to 0.25% (the “Amendment Fee”) of the outstanding principal amount of all Loans and Commitments of such Bank. Such fee shall be fully earned and nonrefundable on the date this Amendment becomes effective in accordance with Article IV. Xerium shall pay the Amendment Fee to the Administrative Agent on such date for the benefit of such consenting Banks.

ARTICLE III

CONSENT AND REAFFIRMATION

SECTION 3.1. Consent and Agreement. Each Credit Party hereby expressly (i) acknowledges receipt of a copy of this Amendment, (ii) ratifies and affirms its obligations under the Credit Documents (including guarantees, security agreements and pledge agreements) executed and delivered by such Credit Party, and (iii) acknowledges, renews and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect, including with respect to the obligations of the Borrowers as modified by this Amendment.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1. Conditions Precedent to Amendment No. 3. This Amendment and the amendments contained herein shall be and become effective as of May 2, 2007, when the following conditions shall be satisfied, or waived in accordance with Section 10.6 of the Credit Agreement:

(a) Counterparts of this Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by and delivered on behalf of the Credit Parties and the Requisite Banks.

(b) No Default; Representations and Warranties, etc. The Credit Parties hereby represent, warrant and confirm that: (a) the representations and warranties of the Credit Parties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date (which shall be true and correct as of such date)); (b) after giving effect to this Amendment, the Credit Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed thereunder; (c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and (d) the execution, delivery and performance by the Credit Parties of this Amendment (i) have been duly authorized by all necessary action on the part of the Credit Parties, (ii) have not and will not violate any applicable law or regulation or the Organizational Documents of any Credit Party, (iii) have not and will not conflict with, result in a breach of or constitute a default under any Contractual Obligation of any Credit Party except to the extent such conflict, breach or default could not reasonably be expected to have a R&W Material Adverse Effect and (iv) do not require any consent, waiver or approval of or by any Person (other than the Administrative Agent and the Banks) which has not been obtained.

(c) Officer Certificate. The Administrative Agent shall have received a certificate, dated the date hereof and signed by an Authorized Officer of Xerium, confirming that all conditions precedent to the effectiveness of this Amendment have been met, that all representations and warranties set forth herein are true, accurate and correct and as to the absence of any Defaults or Events of Default.

(d) Dividend Reinvestment Plan. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that Apax WW Nominees Ltd. and Apax-Xerium APIA LP (collectively, the “Apax Parties”) have agreed to extend through December 31, 2008 the agreements of the Apax Parties with respect to the Dividend Reinvestment Plan set forth in the letter agreement dated December 22, 2006 between the Apax Parties and Xerium, a copy of which is attached as Exhibit 10.2 to Xerium’s Form 8-K filed with the United States Securities and Exchange Commission on December 22, 2006.

(e) Binding Agreements. This Amendment and the Credit Agreement and each other Credit Document, including without limitation, the Collateral Documents, constitute the valid and legally binding obligations of each Credit Party party thereto enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) Fees. The Administrative Agent shall have received the Amendment Fee pursuant to Section 2.1 and any other fees or expenses required to be paid in connection herewith, including, without limitation, the fees and expenses of the Administrative Agent’s counsel, McGuireWoods LLP, in each case through and including the date this Amendment becomes effective in accordance with this Article IV.

(g) Additional Information. The Administrative Agent shall have received such other information and documents as may reasonably be required by the Administrative Agent and its counsel.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement, the Notes and each other Credit Document shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Upon the effectiveness of this Amendment, all references in the Credit Agreement to the Credit Agreement or “hereof,” “herein,” “hereto” or words of similar import shall mean the Credit Agreement as amended by this Amendment, and all references in the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. The amendments and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be a waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Credit Document or of any transaction or further or future action which would require the consent of the Banks under the Credit Agreement.

SECTION 5.2. Credit Document Pursuant to Credit Agreement; Confidentiality. This Amendment is executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date this Amendment becomes effective in accordance with Article IV, the Credit Agreement as amended by this Amendment). The provisions of Section 10.18 of the Credit Agreement apply to this Amendment.

SECTION 5.3. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby.

SECTION 5.4. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or by “PDF” shall be equally effective as delivery of an original executed counterpart of this Amendment.

SECTION 5.6. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 5.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

XERIUM TECHNOLOGIES, INC.

By: /s/ Michael P O’Donnell

        Name: Michael P O’Donnell

        Title: VP & Chief Financial Officer

XTI LLC

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

XERIUM ITALIA S.P.A.

By: /s/ Michael P O’Donnell

        Name: Michael P O’Donnell

        Title: Director

STOWE-WOODWARD/MOUNT HOPE INC.

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

WEAVEXX CORPORATION,

a New Brunswick corporation

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

HUYCK AUSTRIA GMBH

Signed by _Joan Badrinas____________ as

Managing Director for Huyck Austria

GmbH

By: /s/ J Badrinas

XERIUM GERMANY HOLDING GMBH

Signed by ___Joan Badrinas________ as

managing director of Xerium Germany

Holding GmbH

By: /s/ J Badrinas

HUYCK WANGNER GERMANY GMBH

Signed by __Joan Badrinas__ as managing

director of Huyck Wangner Germany GmbH

By: /s/ J Badrinas

HUYCK AUSTRALIA PTY. LIMITED

By: /s/ Michael P O’Donnell

        Name: Michael P O’Donnell

        Title: Director

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

ROBEC WALZEN GMBH

Signed by _Michael P O’Donnell________

as director of Robec Walzen GmbH

By: /s/ Michael P O’Donnell

WANGNER ITELPA PARTICIPAÇÕES LTDA.

By: /s/ M Godoi

        Name: Marcelo de Bártolo Godoi

        Title: Director

XERIUM TECHNOLOGIES BRASIL INDÚSTRIA E COMÉRCIO S.A.

By: /s/ M Godoi

        Name: Marcelo de Bártolo Godoi

        Title: Director

XERIUM DO BRASIL LTDA.

By: /s/ M Godoi

        Name: Marcelo de Bártolo Godoi

        Title: Director

XERIUM (FRANCE) SAS

By: /s/ P Williamson

        Name: Peter Williamson

        Title: President

STOWE WOODWARD FRANCE SAS

By: /s/ P Williamson

        Name: Peter Williamson

        Title: President

STOWE WOODWARD AG

Signed by _Peter Williamson__________ as

managing director of Stowe Woodward AG

By: /s/ P Williamson

HUYCK JAPAN LIMITED

By: /s/ Michael P O’Donnell

        duly authorised for purposes of this agreement

        Name: Michael P O’Donnell

        Title: Director

STOWE WOODWARD MÉXICO, S.A. DE C.V.

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

TIAG TRANSWORLD INTERWEAVING GMBH

By: /s/ Michael P O’Donnell

        Name: Michael P O’Donnell

        Title: Prokurist

HUYCK (UK) LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

STOWE-WOODWARD (UK) LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

XERIUM TECHNOLOGIES LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodword

        Title: Director

STOWE-WOODWARD LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

HUYCK LICENSCO INC.

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

STOWE WOODWARD LLC

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

STOWE WOODWARD LICENSCO LLC

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

WEAVEXX CORPORATION,

a Delaware corporation

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

XERIUM III (US) LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

XERIUM IV (US) LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

XERIUM V (US) LIMITED

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

WANGNER ITELPA I LLC

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

WANGNER ITELPA II LLC

By: /s/ M H Woodworth

        Name: Marshall Woodworth

        Title: Director

CITICORP NORTH AMERICA, INC.

as Administrative Agent, Issuing Bank,

Collateral Agent and a Bank

By: /s/ Blake Gronich

        Name: Blake Gronich

        Title: Vice President

[REQUISITE BANKS]1

By1:

        Name:

        Title:

1. A list of the applicable signing banks is attached hereto.

Xerium Technologies, Inc. Amendment No. 3 – Requisite Banks

ACA CLO 2005-1, LIMITIED

ACCESS INSTITUTIONAL LOAN FUND

ACM INCOME FUND

ADDISON CDO, LIMITED

AIM FLOATING RATE FUND

ALLIED IRISH BANK PLC

AMERIPRISE CERTIFICATE COMPANY

APIDOS CDO I

APIDOS CDO II

AQUILAE CLO I PLC

AQUILAE CLO II PLC

ATLAS LOAN FUNDING (NAVIGATOR) LLC

ATLAS LOAN FUNDING 1, LLC

ATRIUM IV

AVALON CAPITAL Ltd. 3

AVENUE CLO II, LTD

AVOCA CLO V PLC.

AZURE FUNDING

BABSON CLO LTD 2003-I

BABSON CLO LTD 2005-I

BABSON CLO LTD 2005-II

BABSON CLO LTD 2006-II

BABSON CLO LTD 2007-I

BACCHUS (U.S) 2006-1 LTD

BACCHUS (U.S) 2006-2 PLC

BACCHUS 2006-2 PLC

BALLYROCK CLO II LIMITED

BALLYROCK CLO III LTD

BANCO ESPIRITO SANTO

BANK OF AMERICA N.A.

BIG SKY III SENIOR LOAN TRUST

BILL & MELINDA GATES FOUNDATION

BLACK DIAMOND CLO 2005-2 LTD FKA

BRIDGEPORT CLO II LTD

BRIDGEPORT CLO LTD

BRYN MAWR CLO, LTD

BURR RIDGE CLO PLUS LTD.

CANYON CAPITAL CLO 2006-1 LTD.

CENT CDO 12 LTD

CENT CDO 14 LTD

CENT CDO XI LIMITED

CENTURION CDO 10 LIMITED

CENTURION CDO 8, LIMITED

CENTURION CDO 9 LIMITED

CENTURION CDO II, LTD.

CENTURION CDO VI, LTD

CENTURION CDO VII, LTD

CENTURION CDO XI LIMITED

Xerium Technologies, Inc. Amendment No. 3 – Requisite Banks

CHAMPLAIN CLO, LTD

CHARTER VIEW PORTFOLIO

CITIBANK—SECONDARY TRADING

CITIBANK, (ORIGINATION)

CLARENVILLE CDO, SA

COMMERZBANK AG

CONFLUENT 3 LIMITED

CSAM FUNDING IV

CUMBERLAND II CLO LTD

DESJARDIN FINANCIAL SECURITY LIFE

DIVERSIFIED CREDIT PORTFOLIO LTD.

EATON VANCE CDO IX LTD

EATON VANCE CDO VIII, LTD

EATON VANCE INSTITUTIONAL SENIOR LOAN

EATON VANCE LIMITED DURATION INCOME

EATON VANCE SENIOR FLOATING-RATE TRUST

EATON VANCE SENIOR INCOME TRUST

EATON VANCE SHORT DURATION DIV INC FUND

EATON VANCE VARIABLE LEVERAGE FUND LTD

EATON VANCE VT FLOATING-RATE

EATON VANCE-FLOATING RATE INCOME TRUST

EUROCREDIT CDO I B.V.

EUROCREDIT CDO II B.V.

FAIRWAY LOAN FUNDING COMPANY

FALL CREEK CLO LTD

FIDELITY ADVISOR SERIES II: FIDELITY

FOREST CREEK CLO, LTD.

GE CORPORATE BANKING SAS FKA

GLOBAL ENHANCED Loan Fund S.A.

GRAYSON & CO

GREEN PARK CDO B.V.

GULF STREAM—SEXTANT CLO 2006-I LTD

GULF STREAM—SEXTANT CLO 2007-1 LTD

GULF STREAM COMPASS CLO 2005-II, LTD

GULF STREAM COMPASS CLO-2005-I, LTC

HAMILTON FLOATING RATE FUND, LLC

HARBOURMASTER CLO 10 BV

HARBOURMASTER CLO 4 BV

HARBOURMASTER CLO 5 B.V.

HARBOURMASTER CLO 6 BV

HARBOURMASTER LOAN CORPORATION

HARCH CLO II LIMITED

HARCH CLO III LIMITED

IKB CAPITAL CORPORATION

ING INTERNATIONAL(II)-SENIOR BANK LOANS

ING INVESTMENT MANAGEMENT CLO I, LTD

ING INVESTMENT MANAGMENT CLO II

ING INVESTMENT MANAGMENT CLO III

ING PRIME RATE TRUST

ING SENIOR INCOME FUND

Xerium Technologies, Inc. Amendment No. 3 – Requisite Banks

INTERCONTINENTAL CDO

JUPITER LOAN FUNDING LLC

KATONAH V, LTD

KBC BANK N.V.

KC CLO II PLC

LANDSBANKI ISLANDS HF

LIMEROCK CLO I

LLOYDS TSB BANK PLC

LOAN FUNDING III LLC

LOAN FUNDING IX LLC

LONG GROVE CLO LIMITED

LONGHORN CDO III, LTD.

MADISON PARK FUNDING II, LTD

MADISON PARK FUNDING III LTD

MADISON PARK FUNDING V, LTD

MAGI FUNDING I PLC

MALIBU CBNA LOAN FUNDING LLC

MARATHON CLO I LTD

MARATHON CLO II LTD

MARQUETTE PARK CLO LTD.

MASSACHUSETTS MUTUAL LIFE INSURANCE CO.

MAYPORT CLO LTD

Melchior CDO I S.A.

METROPOLITAN LIFE INSURANCE CO.

MORGAN STANLEY PRIME INCOME TRUST

MOSELLE CLO S.A.

MOUNTAIN CAPITAL CLO V LTD

MUIRFIELD TRADING LLC

NEW ALLIANCE GLOBAL CDO, LIMITED

OCTAGON INVESTMENT PARTNER X LTD

OCTAGON INVESTMENT PARTNERS IX, LTD

OCTAGON INVESTMENT PARTNERS V LTD

OCTAGON INVESTMENT PARTNERS VI, LTD

OCTAGON INVESTMENT PARTNERS VII

OCTAGON INVESTMENT PARTNERS VIII, LTD.

ONE WALL STREET CLO II LTD FKA

OREGON STATE TREASURY

PIMCO FLOATING INCOME FUND

PIMCO FLOATING RATE STRATEGY FUND

PINEHURST TRADING, INC.

PPM GRAYHAWK CLO LTD

PPM Monarch Bay Funding LLC

PPM SHADOW CREEK FUNDING LLC

PROSPERO CLO I B.V.

QUALCOMM GLOBAL TRADING INC

RIVERSOURCE BOND SERIES INC.

RIVERSOURCE LIFE INSURANCE COMPANY FKA

RMF EURO CDO III PUBLIC LTD. CO.

RMF EURO CDO S.A.

RMF EURO CDO V PLC

Xerium Technologies, Inc. Amendment No. 3 – Requisite Banks

ROSEMONT CLO, LTD

SAGAMORE CLO LTD.

SAPPHIRE VALLEY CDO I, LTD.

SARATOGA CLO I, LIMITED

SENIOR DEBT PORTFOLIO

SEQUILS-CENTURION V, LTD.

SERVES 2006-1 LTD

SOUTHPORT CLO LIMITED

STANFIELD VEYRON CLO LTD

SUFFIELD CLO, LIMITED

TERM LOANS EUROPE PLC

THE GOVERNOR AND COMPANY OF THE BANK

THE NORINCHUKIN BANK

TRALEE CDO I LTD

UBS AG

VAN KAMPEN SENIOR INCOME TRUST

VAN KAMPEN SENIOR LOAN FUND

VENTURE CDO 2002, LIMITED

VENTURE II CDO 2002, LIMITED

WACHOVIA BANK, N.A.

WASATCH CLO LTD(F/K/A SEQUILS-LIBERTY)

WATERFRONT CLO 2007-1

Waterville Funding LLC

WAVELAND-INGOTS, LTD

WHITEHORSE IV LTD